UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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COLOMBIA ENERGY RESOURCES, INC.

(Name of the Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Embarcadero Center, Suite 500

San Francisco, California 94111

(415) 460-1165

NOTICE OF SOLICITATION OF CONSENTS

March 11, 2013

TO OUR SHAREHOLDERS:

This Notice of Solicitation of Consents and accompanying Consent Solicitation Statement are furnished to you by Colombia Energy Resources, Inc., a Delaware corporation (the “Company” or “us” or “we” or “our”) in connection with the solicitation on behalf of our board of directors of written consents from the holders of the Company’s Common Stock and Series A Preferred Stock (the “Shareholders”) to take action without a shareholders’ meeting.

Our board of directors is requesting the Shareholders to consent to the following proposal:

•	To effect a one (1) for eight (8) reverse stock split (1:8) (the “Reverse Split”), whereby, as of the Record Date (as defined below), for every eight shares of Common Stock then owned, each holder of Common Stock shall receive one share of Common Stock.

We have established the close of business on March 6, 2013, as the record date (the “Record Date”) for determining shareholders entitled to submit written consents.

We request that each shareholder complete, date and sign the enclosed written consent form and promptly return it the Company’s legal counsel by mail at 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095, by email at jamie@vancelaw.us, or by fax at (801) 446-8803. To be counted, your properly completed written consent must be received before 5:00 p.m. Mountain Time, on March 31, 2013, subject to extension by our board of directors or to early termination of solicitations if a majority approval is received.

Failure to return the enclosed written consent will have the same effect as a vote against the proposal. We recommend that all shareholders consent to the proposal, by marking the box entitled “FOR” with respect to the proposal on the enclosed written consent form, and sending the written consent to us. If you sign and send in the written consent form but do not indicate how you want to vote as to the proposal, your consent form will be treated as a consent “FOR” the proposal.

Consents may be revoked by shareholders at any time before the time that we receive and accept the written consent of the Shareholders representing a majority of shares entitled to vote.

By Order of the Board of Directors

/s/ Edward P. Mooney

Edward P. Mooney

Chairman of the Board of Directors

One Embarcadero Center, Suite 500

San Francisco, California 94111

(415) 460-1165

CONSENT SOLICITATION STATEMENT

General

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents of the shareholders of Colombia Energy Resources, Inc., a Delaware corporation (the “Company” or “us” or “we” or “our”) with regard to the following proposal:

•	To effect a one (1) for eight (8) reverse stock split (1:8) (the “Reverse Split”), whereby, as of the Record Date (as defined below), for every eight shares of Common Stock then owned, each holder of Common Stock shall receive one share of Common Stock.

This Consent Solicitation Statement contains important information for you to consider when deciding how to vote on these matters. Please read it carefully.

Our board of directors has approved the proposal and has chosen to seek to obtain shareholder approval of the proposal by written consent, rather than by calling a special meeting of shareholders, in order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the proposed corporate action as quickly as possible. Written consents are being solicited from all of our shareholders pursuant to Section 228 of the General Corporation Law, as amended, of the State of Delaware (the “DGCL”) and the By-Laws of the Company, as amended.

Voting materials, which include this Consent Solicitation Statement and a written consent form, are being mailed to all shareholders on or about March 11, 2013. Our board of directors has set the close of business on March 6, 2013, as the record date for the determination of shareholders entitled to act with respect to the consent action (the “Record Date”). On the Record Date the Company had outstanding 42,845,105 shares of Common Stock for 42,845,105 votes and 2,900,500 shares of Series A Preferred Stock for 193,366,666 votes, which would permit an aggregate of 236,211,771 votes as of the Record Date. In order for the proposals to be approved pursuant to Delaware law, we must receive the written consent of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, on an as converted basis (the “Requisite Consents”).

How to Submit Consents; Expiration Date

Shareholders of record who desire to consent to the proposal may do so by delivering the applicable written consent to us by hand, mail, email, facsimile or overnight courier, in accordance with the instructions contained in the written consent. If your shares are held in street name, voting will depend on the voting processes of your broker, bank, or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive directly from the holder of record.

If the written consent is properly completed and signed, the shareholder will be deemed to have consented to the proposal. Failure to return the enclosed written consent form will have the same effect as a vote against approval of the proposal.

Written consents by the shareholder(s) must be executed in exactly the same manner as the name(s) appear(s) on the stock certificates. If stock certificates to which a written consent relates are held of record by two or more joint holders, all such holders must sign the written consent. If a signature is by a trustee, executor, administrator, guardian, proxy, attorney-in-fact, officer of a corporation or other record holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act. If stock certificates are registered in different names, separate written consents must be executed covering each form of registration.

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FOR A WRITTEN CONSENT TO BE VALID, A SHAREHOLDER MUST COMPLETE, SIGN, DATE AND DELIVER THE WRITTEN CONSENT (OR PHOTOCOPY THEREOF) FOR SUCH HOLDER’S SHARES TO THE COMPANY’S LEGAL COUNSEL. SUCH WRITTEN CONSENT MAY BE DELIVERED TO THE COMPANY’S LEGAL COUNSEL BY HAND, MAIL, EMAIL, FACSIMILE OR OVERNIGHT COURIER.

All written consents that are properly completed, signed and delivered to our legal counsel before the Expiration Date (as defined below), subject to extension by our board of directors, and not revoked before our acceptance of the written consents, will be accepted.

The term “Expiration Date” means 5:00 p.m. Mountain Time, on March 31, 2013, unless the Requisite Consents are received before such date, in which case this solicitation will expire on the date that such Requisite Consents are obtained, and such earlier date shall be the Expiration Date.

Final results of this solicitation of written consents will be published in a Form 8-K filed with the SEC after the Expiration Date.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, we reserve the right, at any time before the Expiration Date, to amend or terminate the solicitation, or to delay accepting written consents.

If you have any questions about the consent solicitation or how to vote or revoke your written consent, or if you should need additional copies of this Consent Solicitation Statement or voting materials, please contact Edward P. Mooney, Interim CEO, at (707) 324-9601.

Revocation of Consents

Written consents may be revoked or withdrawn by the shareholders at any time before 5:00 p.m. Mountain Time on the Expiration Date. To be effective, a written, facsimile, or email revocation or withdrawal of the written consent must be received by our legal counsel before such time and addressed as follows: Colombia Energy Resources, Inc., Attn: Legal Counsel, 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095; by email at jamie@vancelaw.us, or by facsimile at (801) 446-8803. A notice of revocation or withdrawal must specify the shareholder’s name and the number of shares being withdrawn. After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.

Solicitation of Consents

Our board of directors is sending you this Consent Solicitation Statement in connection with its solicitation of consents to approve the Reverse Split. Officers and directors of the Company, and their affiliates, holding approximately 5.79% of the voting control of the Company have indicated their intent to provide consents for approval of the items set forth herein. Certain directors, officers and employees of our Company may solicit written consents by mail, email, telephone, facsimile or in person. Our Company will pay for the costs of solicitation. We expect to pay the reasonable expenses of brokers, nominees and similar record holders in mailing voting materials to beneficial owners of our Common and Series A Preferred Stock.

Procedure for Implementing the Proposal

The Reverse Split would become effective upon (i) the filing by us with the Delaware Secretary of State of a Certificate of Amendment to the Certificate of Incorporation, reflecting the amendment, pursuant to Section 242 of the DGCL, and (ii) 20 days have passed since this Consent Solicitation Statement was sent to shareholders.

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AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO

EFFECT A REVERSE STOCK SPLIT

A copy of the Certificate of Amendment is attached as Appendix A to this Information Statement.

General

On February 25, 2013, the Board of Directors, by unanimous written consent, approved effecting a one (1) for eight (8) reverse stock split (1:8) (the “Reverse Split”), whereby, as of the Record Date, for every eight shares of Common Stock then owned, each holder of Common Stock shall receive one share of Common Stock.

Purpose for Reverse Split

On January 18, 2013, our board of directors and the shareholders owning more than 50% of the outstanding Series A Preferred Stock approved an amendment to the Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the “Certificate of Designations”) to reduce the conversion price of the Series A Preferred Shares to $0.15 per share. As a result, we agreed to promptly seek to have additional Common Stock authorized by no later than April 1, 2013. As a result of the reduction in the conversion price of the Series A Preferred Stock, the 2,930,500 outstanding shares of this series would be convertible into 195,366,667 common shares, which substantially exceeds the number of shares authorized.

On February 21, 2013, we had the following outstanding on a fully-diluted basis:

	Total Outstanding (Pre-Reverse Split)	Total Outstanding (Post-Reverse Split)	Amount of Shares of Common Stock Convertible (Pre-Reverse Split)	Amount of Shares of Common Stock Convertible (Post-Reverse Split)
Common Stock	42,845,105	5,355,638	-	-
Series A Preferred Stock	2,900,500	2,900,500	193,366,666	24,170,833
Options	451,600(1)	56,450(3)	451,600	56,450
Restricted Stock Units	238,066	29,758	238,066	29,758
Warrants	20,273,362(2)	2,534,170(4)	20,273,362	2,534,170
Total	66,708,633	10,876,516	260,174,799(5)	32,146,849(6)

(1) Includes 16,600 options exercisable at $1.70, 200,000 options exercisable at $2.50, 100,000 options exercisable at $5.00, and 135,000 options exercisable at $.05.

(2) Includes 975,100 warrants to purchase 975,100 shares of Common Stock at $.01, 100,000 warrants to purchase 100,000 shares of Common Stock at $2.00, 100,000 warrants to purchase 100,000 shares of Common Stock at $1.89, and 17,601,622 warrants to purchase 17,601,622 shares of Common Stock at $.01.

(3) Includes 2,075 options exercisable at $13.60, 25,000 options exercisable at $20.00, 12,500 options exercisable at $40.00, and 16,875 options exercisable at $.40.

(4) Includes 121,887 warrants to purchase 121,887 shares of Common Stock at $.08, 12,500 warrants to purchase 12,500 shares of Common Stock at $16.00, 12,500 warrants to purchase 12,500 shares of Common Stock at $15.12, and 2,200,202 warrants to purchase 2,200,202 shares of Common Stock at $.08.

(5) Includes 42,845,105 shares of pre-reverse split Common Stock outstanding.

(6) Includes 5,355,638 shares of post-reverse split Common Stock outstanding.

Our Certificate of Incorporation authorizes 100,000,000 shares of Common Stock for issuance. Presently, based on the outstanding on a fully-diluted basis as of February 21, 2013, as indicated above, we do not have enough shares of Common Stock authorized for issuance. The primary purpose for the approval of the Reverse Split is to comply with the Certificate of Designations.

Furthermore, our board of directors approved the Reverse Split to further the Company’s best interest to have sufficient authorized but unissued shares of Common Stock available in order to (a) provide flexibility for future corporate action; (b) raise additional capital by issuing additional shares of Common Stock or granting warrants for the future purchase of Common Stock; (c) grant additional options to purchase Common Stock to attract qualified employees and consultants; and (d) issue additional shares of Common Stock or securities convertible into Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, as desirable to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in amending the Certificate of Incorporation. We intend to assess the Company’s need to issue securities for the corporate purposes described above and we believe that we need to be in a position to take advantage of opportunities when they arise or when we have a need. Our board of directors believes that, given the amount of outstanding Common Stock and outstanding securities convertible into Common Stock, the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

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Currently, there is no plan to issue any securities for the corporate purposes described above that has not been disclosed by the Company. In the event any securities are issued in the future, shareholders may suffer dilution to their ownership of the Company at the time of the issuance of the securities to the extent that assets of equal value as the fair market value of the shares being issued is not received. No additional corporate action is needed to issue any additional securities. The Company may even issue securities as a defensive mechanism in order to attempt to stop a hostile takeover by another company although there is no plan to do so at this time.

We also believe that an increase in the per-share price of our common stock could encourage increased investor interest in our common stock and possibly promote greater liquidity for our stockholders. We believe that the current low per-share price of our common stock has had a negative effect on the marketability of our common stock. We believe there are several reasons for this effect. First, many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. Second, because the brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current per-share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our common stock were substantially higher. This factor may also limit the willingness of institutional investors to purchase our common stock. Third, a variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Fourth, many brokerage firms are reluctant to recommend low-priced stocks to their customers. Finally, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of low-priced stocks.

Risks Associated with the Reverse Split

Stockholders should note that the effect of the Reverse Split upon the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our common stock after the Reverse Split will be eight times, as applicable, the prices for shares of our common stock immediately prior to the Reverse Split. The market price of our common stock may also be affected by other factors which may be unrelated to the Reverse Split or the number of shares outstanding. Furthermore, even if the market price of our common stock does rise following the Reverse Split, the Company cannot assure you that the market price of our common stock immediately after the proposed Reverse Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Split negatively, we cannot assure you that the Reverse Split will not adversely impact the market price of our common stock.

We believe that the Reverse Split may result in greater liquidity for stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Split, particularly if the share price does not increase as a result of the Reverse Split.

If the Reverse Split is implemented, some stockholders may consequently own less than 100 shares of Common Stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Split may be required to pay higher transaction costs if they sell their shares in the Company.

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Effect of the Reverse Split on Registration and Voting Rights

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split would not affect the registration of our common stock under the Exchange Act.

Proportionate voting rights and other rights of the holders of Common Stock and Series A Preferred Stock would not be affected by the Reverse Split (other than the treatment of fractional shares as described below). For example, a holder of 1% of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock immediately prior to the effective time of the Reverse Split would continue to hold 1% of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock after the Reverse Split. Although the Reverse Split would not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock and Series A Preferred Stock would not be reduced and would increase significantly the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the Reverse Split.

Effect of the Reverse Split on the Authorized but Unissued Shares

The number of authorized but unissued shares of Common Stock will be increased significantly by the Reverse Split. For example, based on the 42,845,105 shares of Common Stock outstanding on the Record Date and the 100,000,000 shares of Common Stock that are authorized under our Certificate of Incorporation, a Reverse Split would have the effect of increasing the number of authorized but unissued shares of Common Stock from 57,154,895 to 94,644361. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock and Series A Preferred Stock. In addition, the effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect. Although we are not proposing the Reverse Split for this purpose, the Company could, subject to the Board’s fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of the Certificate of Incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board. We do not, at this time, have any plans, arrangements or understandings with respect to the increased number of authorized but unissued shares of our common stock that will be available following the proposed Reverse Split. Rather, the Reverse Split is primarily for the purposes as described above.

The par value of the Common Stock would remain at $0.001 per share following the effective time of the Reverse Split.

The Company is authorized to issue up to 5,000,000 shares of Preferred Stock with a par value of $0.001 per share. The Company has designated a series of Series A Preferred Stock and issued shares of Series A Preferred Stock. The Reverse Split will not affect the number of authorized shares of Series A Preferred Stock. The par value of the Preferred Stock would remain at $0.001 per share following the Reverse Split.

Effect of the Reverse Split on Issued and Outstanding Shares

After the effective time of the Reverse Split, each holder of Common Stock will own fewer shares of Common Stock. However, the Reverse Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except due to the treatment of fractional shares, as described below.

The Reverse Split will reduce the total number of issued and outstanding shares of Common Stock by the reverse split ratio of one (1) for eight (8). As of the Record Date, the Company had 42,845,105 shares of Common Stock outstanding and 2,900,500 shares of Series A Preferred Stock outstanding. Therefore, after the Reverse Split, the Company will have 5,355,638 shares of Common Stock issued and outstanding and 2,900,500 shares of Series A Preferred Stock issued and outstanding.

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Effect of the Reverse Split on Stock Options

The Reverse Split would decrease the number of shares of Common Stock available for issuance under the Company’s 2012 Equity Incentive Plan (the “Plan”). The total number of shares of Common Stock currently authorized for issuance but unissued at the Record Date under the Plan is 5,561,734 (prior to giving effect to the Reverse Split). A Reverse Split would have the effect of decreasing the shares of Common Stock authorized for issuance under the Plan 6,133,334 to 766,667. All shares reserved for issuance under the Plan may be used for incentive stock options. The Company also has outstanding stock options to purchase shares of Common Stock. The Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and will effect an increase in the exercise price of such outstanding stock options. For example, a pre-split option to purchase 300 shares of Common Stock with an exercise price of $1.00 per share would be converted post-split into an option to purchase 38 shares of Common Stock with an exercise price of $8.00 per share. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise of outstanding stock options will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding.

Effective Date

The Reverse Split will become effective upon (i) the filing by us with the Delaware Secretary of State of a Certificate of Amendment to the Certificate of Incorporation, reflecting the amendment, pursuant to Section 242 of the DGCL, and (ii) 20 days have passed since this Consent Solicitation Statement was sent to shareholders (the “Effective Date”). On the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of Common Stock.

Exchange of Stock Certificates

Stockholders holding shares of Common Stock and Series A Preferred Stock in certificate form will be sent a transmittal letter by Interwest Transfer Company, Inc., our transfer agent, after the effectiveness of the Reverse Split. The letter of transmittal will contain instructions on how a stockholder should surrender its, his or her certificate(s) representing shares of Common Stock or Series A Preferred Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock or Series A Preferred Stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates for New Certificates registered in the same name.

Upon surrendering all Old Certificates together with a properly completed and executed letter of transmittal, stockholders will receive a New Certificate(s) representing the number of whole shares of Common Stock or Series A Preferred Stock which they are entitled as a result of the Reverse Split.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legend that is on the back of the Old Certificate. Any stockholder whose Old Certificate has been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Split.

Upon the Reverse Split, the Company intends to treat shares of Common Stock held by stockholders in “street name,” that is, through a bank, broker or other nominee, in the same manner as stockholders whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be asked to effect the Reverse Split for their beneficial holders. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If a stockholder holds shares of Common Stock with a bank, broker or other nominee and has any questions in this regard, the stockholder is encouraged to contact the stockholder’s bank, broker or other nominee.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Interest of Certain Persons in the Reverse Split

No one who has been a Company director or executive officer since the beginning of our last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Reverse Split that is not shared by all other holders of the Company’s Common and Series A Preferred Stock.

No Appraisal Rights

Under Delaware law, our stockholders would not be entitled to rights of dissent and appraisal with respect to the Reverse Split.

Effect on Fractional Stockholders

Stockholders will not receive fractional post-reverse stock split shares in connection with the Reverse Split and we will not be paying any cash to stockholders for any fractional shares from the Reverse Split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.

Federal Income Tax Consequences of the Reverse Split

Circular 230 Notice:

The tax discussion contained in this Information Statement is not in the form of a covered opinion within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any discussion contained in this document for the purpose of avoiding U.S. federal tax penalties. The tax summary contained in this document was written to support the promotion or marketing of the transactions or matters described in it. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The following is a summary of the material federal income tax consequences of the proposed Reverse Split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their shares as compensation). In addition, this summary is limited to stockholders that hold their shares as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the Reverse Split. The aggregate tax basis of the post-reverse stock split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the Reverse Split.

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The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Split.

Accounting Consequences of the Reverse Split

The par value per share of the Common Stock and Series A Preferred Stock will remain unchanged at $0.001 per share after the Reverse Split. As a result, on the Effective Date of the Reverse Split, stated capital attributable to the Common Stock and Series A Preferred Stock will be reduced and additional paid-in-capital will be increased by the amount by which stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Split.

Regulatory Approvals

There are no federal or state regulatory requirements that must be complied with or approval that must be obtained in connection with the Reverse Split.

Termination, Abandonment or Amendment of the Plan of Merger

We anticipate that the Reverse Split will become effective upon (i) the filing by us with the Delaware Secretary of State of a Certificate of Amendment to the Certificate of Incorporation, reflecting the amendment, pursuant to Section 242 of the DGCL, and (ii) 20 days have passed since this Consent Solicitation Statement was sent to shareholders (the “Effective Date”). However, at any time before the Effective Date, the Reverse Split may be abandoned for any reason whatsoever by the Board of Directors, notwithstanding the approval of the stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common and preferred stock as of February 22, 2013, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common and preferred stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner Percentage of Ownership	Amount and Nature of Beneficial Ownership(1)		Percentage of Ownership(2)

Edward P. Mooney 4265 San Felipe St. Suite 1100 Houston, TX 77027	13,101,003	(3)	30.06%

Daniel F. Carlson 4265 San Felipe St. Suite 1100 Houston, TX 77027	579,267	(4)	1.35%

Executive Officers and Directors as a Group (2 Persons)	13,680,270		31.27%

LIFE Power and Fuels LLC(5) 4265 San Felipe St. Suite 1100 Houston, TX 77027	12,117,637	(6)	27.91%

Steelhead Navigator Master, L.P.(7) 333 108th Avenue NE Bellevue, WA 98004	144,094,358	(8)	83.81%

Odyssey Reinsurance Company(9) 300 First Stamford Pl. Stamford, CN 06902	53,320,178	(10)	58.42%

_______________

*Less than 1%.

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(1) Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this table.

(2) Percentage based on 42,845,105 shares of common stock outstanding as of February 22, 2013.

(3) Includes 50,000 shares issuable upon exercise of vested options, 34,800 shares issuable upon exercise of warrants, and 533,333 shares issuable upon conversion of 8,000 shares of Series A Preferred Shares. Also includes 11,581,504 shares owned of record by LIFE Power and Fuels, Inc. which are also included in this table as beneficially owned by that company. Mr. Mooney and this entity have shared power to vote and direct the disposition of, and therefore jointly beneficially own, these shares. Mr. Mooney disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 417,482 shares held of record by the Edward P. Mooney and Theresa M. Mooney Revocable Living Trust. Mr. Mooney has the sole power to vote and direct the disposition of the shares owned by the trust. Also includes 119,033 Restricted Stock Units. Also includes 14,850 shares of record held by minor children of Mr. Mooney.

(4) Includes 50,000 shares issuable upon exercise of vested options. Also includes 119,033 Restricted Stock Units.

(5) As the sole managing member of this entity, Mr. Mooney has sole voting and dispositive power over these shares.

(6) Includes 34,800 shares issuable upon exercise of outstanding warrants and 533,333 shares issuable upon conversion of 8,000 shares of Series A Preferred Shares.

(7) Steelhead Partners, LLC, as the investment manager of Steelhead Navigator Master, L.P. and the sole member of Steelhead Navigator’s general partner, and James Michael Johnston and Brian Katz Klein, as the member-managers of Steelhead Partners, may be deemed to beneficially own the shares owned by Steelhead Navigator in that they may be deemed to have the power to direct the voting or disposition of the shares. Steelhead Partners, Mr. Johnston and Mr. Klein disclaim beneficial ownership as to such securities except to the extent of their respective pecuniary interests therein.

(8) Includes 120,060,000 shares issuable upon conversion of 1,800,000 shares of Series A Preferred Stock and 9,011,725 shares issuable upon exercise of warrants.

(9) V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited, and Fairfax Financial Holdings Limited share voting and dispositive power over these shares with Odyssey Reinsurance Company but disclaim beneficial ownership as to such securities for any other purpose.

(10) Includes 40,000,000 shares issuable upon conversion of 600,000 shares of Series A Preferred Stock and 8,591,725 shares issuable upon exercise of warrants.

CHANGE OF CONTROL

There are no arrangements or understandings, known to us, including any pledge by any person of our securities:

• The operation of which may at a subsequent date result in a change in control of the Company; or

• With respect to the election of directors or other matters.

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SHAREHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement is delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement by contacting the Company at the address or phone number set forth below. Conversely, if multiple shareholders sharing an address receive multiple Information Statements and wish to receive only one, such shareholders can notify the Company at the address or phone number set forth below.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at http://www.sec.gov.

The Company will provide without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates). Such requests should be directed to the Address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the Information Statement are sent or given to security holders, up to the date of responding to the request.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address and telephone number:

Colombia Energy Resources, Inc.

One Embarcadero Center, Suite 500

San Francisco, CA 94111

Telephone: (415) 460-1165

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

March 8, 2013	/s/ Edward P. Mooney
Edward P. Mooney
Interim Chief Executive Officer

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STOCKHOLDER PROPOSALS

There are no proposals by any security holder which are or could have been included within this consent solicitation.

Although we did hold an annual meeting of shareholders for the fiscal year ended December 31, 2012, we have yet to schedule an annual meeting of shareholders for the fiscal year ended December 31, 2013 and, as such, the deadline for submitting shareholder proposals for inclusion in our proxy statement for our next annual meeting will be a reasonable time before we begin printing and distributing our proxy materials for our next annual meeting.

All shareholder proposals should be submitted to the attention of our Secretary at the address of our principal executive offices. We urge you to submit any such proposal by a means which will permit proof of the date of delivery, such as certified mail, return receipt requested.

By Order of the Board of Directors

/s/ Edward P. Mooney

Edward P. Mooney

Chairman of the Board of Directors

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APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

COLOMBIA ENERGY RESOURCES, INC.

(A Delaware Corporation)

Colombia Energy Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the “Corporation”), in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: By unanimous consent of the Board of Directors and consent of the majority stockholders of the Corporation resolutions were duly adopted amending Article 4 of the Certificate of Incorporation for Colombia Energy Resources, Inc. The resolution summarizing the proposed amendment is as follows:

RESOLVED, the Majority Shareholders and the Board of Directors believe it is in the best interest of the Corporation to amend the Corporation’s Certificate of Incorporation to reflect the outstanding shares of common stock of the Company be reverse split at the rate of one share for each eight shares outstanding effective the close of business on April 1, 2013, with fractional shares rounded up to the nearest whole share.

SECOND: That upon the effectiveness of this Certificate of Amendment, Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety such that, as amended, said section shall read in its entirety as follows:

FOURTH: The amount of the total stock this Corporation is authorized to issue is 105,000,000 shares with a par value of $.001 per share.

(a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have the authority to issue is 100,000,000 shares at a par value of $.001 per share.

(b) Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation shall have authority to issue is 5,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

(c) Preemptive Rights. No stockholder of the Corporation shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock of the Corporation.

(d) Reverse Stock Split. Effective the close of business on April 1, 2013, the outstanding shares of common stock of the Company shall be reverse split at the rate of one share for each eight shares outstanding with fractional shares rounded up to the nearest whole share.

THIRD: That thereafter, pursuant to resolution of its Board of Directors and written consent of the majority, the amendment was properly approved in accordance with Delaware law.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: This amendment shall become effective on April 1, 2013.

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IN WITHNESS WHEREOF, said Corporation has caused this certificate to be signed by its Chief Executive Officer this 8th day of March, 2013.

COLOMBIA ENERGY RESOURCES, INC.

By:	/s/ Edward P. Mooney_________________________
Edward P. Mooney, Chief Executive Officer

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WRITTEN CONSENT OF SHAREHOLDER OF

COLOMBIA ENERGY RESOURCES, INC.,

a Delaware corporation

The undersigned shareholder of Colombia Energy Resources, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Solicitation of Consents and accompanying Consent Solicitation Statement, each dated March 11, 2013. The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following recitals and resolutions:

☐     . FOR                 ☐    . AGAINST                  ☐   . ABSTAIN

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Company’s Certificate of Incorporation, in the form of the Certificate of Amendment (the “Certificate Amendment”) attached as Appendix A to the Consent Solicitation Statement that accompanies this Consent, and has referred the same to the shareholders of the Company for approval by written consent; and

WHEREAS, the Board of Directors of the Company has recommended that the shareholders vote “FOR” the below resolution, which it has deemed is in the best interests of the Company and its shareholders;

NOW, THEREFORE, IT IS RESOLVED, that the shareholders of the Company hereby approve the Certificate Amendment, in the form attached as Appendix A to the Consent Solicitation Statement that accompanies this Consent.

This Written Consent action may be executed in counterparts. Failure of any particular shareholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Consent is solicited by the Company’s Board of Directors.

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IN WITNESS WHEREOF, the undersigned has executed this Consent on March __, 2013.

_________________________________________________________

Print name(s) exactly as shown on Stock Certificate(s)

_________________________________________________________

Signature (and Title, if any)

_________________________________________________________

Signature (if held jointly)

_________________________________________________________

Number of shares represented

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS CONSENT TO RONALD N. VANCE & ASSOCIATES, LEGAL COUNSEL FOR COLOMBIA ENERGY RESOURCES, INC., AT 1656 REUNION AVENUE, SUITE 250, SOUTH JORDAN, UTAH 84095.

You may submit your consent by email to jamie@vancelaw.us.

You may also submit your consent by facsimile to (801) 446-8803.

Important Notice Regarding the Availability of Consent Materials. The Consent Solicitation Statement is available on the SEC’s website at www.sec.gov.

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